Nancy Stern - Corporate Affairs
	602.754.4090

	Bob Fulton - Investor Relations
	602.754.1016


		DIAL REPORTS FIRST QUARTER 1999 NET INCOME UP 13% TO
		         $0.26 PER SHARE ON 19% SALES INCREASE


	Scottsdale, Ariz., April 20, 1999 - The Dial Corporation (NYSE: DL) today reported a 13.0% increase in net income for its first quarter, over the 1998 first quarter, driven by strong core sales growth and continued gross margin improvement. Net income for the first quarter was $25.9 million, or $0.26 per share (diluted), versus $22.9 million, or $0.23 per share (diluted), in the 1998 first quarter.
	Net sales for the quarter improved 19% to $399 million from $335 million in the same period last year. This increase resulted from strong growth in the Purex and Renuzit franchises, which grew at 20% and 39%, respectively, as well as contributions from The Freeman Cosmetic Corporation, acquired in July 1998, and Sarah Michaels,Inc., acquired in September 1998. The Purex franchise instituted a price increase beginning in January of 1999. Sales net of the Purex price increase improved 17% for the quarter.
	Dial's gross margin in the first quarter increased to 49% from 47% in the same period last year due to the price increase on Purex, continuing success in improving efficiencies in the manufacturing facilities, and softer raw material costs. Gross margin net of the Purex price increase was 48%, up a full point from last year.
	"We are very pleased to have again delivered another solid financial and operating performance," said Mal Jozoff, Chairman and CEO.  "Most gratifying is the market share performance of our brands. Each of our businesses is showing strong year-on-year gains in consumer purchases. These share gains have produced our strong top-line growth which, together with our focus on cost reduction, has resulted in our 11th quarter in a row of superior results."
	The Dial Corporation, headquartered in Scottsdale, Ariz., is one of America's leading manufacturers of consumer products, including Dial soap, Renuzit air fresheners, Purex laundry detergents, Armour Star canned meats and the Sarah Michaels, Freeman Cosmetics and Nature's Accents personal care brands. Dial products have been in the American marketplace for more than
100 years.
###


                                         THE DIAL CORPORATION
                                        SUMMARY OF OPERATIONS


                                               In millions, except per share data
                                                         QUARTER ENDED
                                               ---------------------------------
                                                 APRIL 3, 1999   APRIL 4, 1998
                                                ---------------  ---------------
Net sales . . . . . . . . . . . . . . . . . . . $      398.9     $    335.0
                                                ---------------  ---------------

Costs and expenses:
   Cost of products sold. . . . . . . . . . . .        202.4          176.5
   Selling, general and administrative expenses        147.5          117.9
                                                ---------------  ---------------

                                                       349.9          294.4


Operating income. . . . . . . . . . . . . . . .         49.0           40.6

   Interest and accretion . . . . . . . . . . .          8.4            4.8
                                                ---------------  ---------------


Income before income taxes. . . . . . . . . . .         40.6           35.8
   Income taxes . . . . . . . . . . . . . . . .         14.7           12.9
                                                ---------------  ---------------

NET INCOME. . . . . . . . . . . . . . . . . . . $       25.9     $     22.9
                                                ===============  ===============

BASIC EARNINGS PER SHARE. . . . . . . . . . . . $       0.26     $      0.23
                                                ===============  ===============

DILUTED EARNINGS PER SHARE. . . . . . . . . . . $       0.26     $      0.23
                                                ===============  ===============

Basic shares outstanding. . . . . . . . . . . .        98.8            97.9
     Common share equivalents . . . . . . . . .         2.1             2.1
                                                ---------------  ---------------
Diluted shares outstanding. . . . . . . . . . .       100.9           100.0
                                                ===============  ===============




                              THE DIAL CORPORATION
                             CONDENSED BALANCE SHEET


                                                       In millions
                                              APRIL 3, 1999   DECEMBER 31, 1998
                                              --------------  ----------------
ASSETS
Current assets . . . . . . . . . . . . . . .  $        239.0  $          239.1
Non-current assets . . . . . . . . . . . . .           918.5             936.3
                                              --------------  ----------------

  Total assets . . . . . . . . . . . . . . .  $      1,157.5  $        1,175.4
                                              ==============  ================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities. . . . . . . . . . . . .  $        208.8  $          250.6
Long-term liabilities. . . . . . . . . . . .           543.7             534.6
Stockholders' equity . . . . . . . . . . . .           405.0             390.2
                                              --------------  ----------------

  Total liabilities and stockholders' equity  $      1,157.5  $        1,175.4
                                              ==============  ================






                                   THE DIAL CORPORATION
                            CONDENSED STATEMENT OF CASH FLOWS


                                                                In millions
                                                               QUARTER ENDED
                                                               -------------
                                                       APRIL 3, 1999    APRIL 4, 1998
                                                      ---------------  ----------------
Net cash provided (used) by operations . . . . . . .  $          0.5   $          (7.5)
Net cash provided (used) by investing activities . .            (1.8)              3.4
Net cash provided (used) by financing activities . .            (5.8)              1.9
                                                      ---------------  ----------------

  Net increase (decrease) in cash and cash equivalents          (7.1)             (2.2)
Cash and cash equivalents, beginning of year/period. .          12.4              10.1
                                                      ---------------  ----------------

Cash and cash equivalents, end of period . . . . . .  $          5.3   $           7.9
                                                      ===============  ================


	For Dial
	Bob Fulton (investors)
	(602) 754-1016
	Nancy Stern (media)
	(602) 754-4090

	For Henkel
	Petra Hammerlein
	011-49-211-797-3362


         DIAL AND HENKEL FORM JOINT VENTURE TO DEVELOP AND MARKET
          ENHANCED PUREX(R) LAUNDRY PRODUCTS IN NORTH AMERICA

   Premium Purex(R) Detergents Will Use Henkel's Advanced Technology, oadening Dial's Product Line and Providing Henkel Access to U.S. Market


Scottsdale, Ariz., and Dusseldorf, Germany, April 20, 1999 - The Dial Corporation (NYSE:DL) and Henkel KGaA announced today that they have signed an agreement to establish a joint venture to develop and market a range of enhanced laundry products in North America under Dial's Purex brand, the second most popular detergent in the U.S. The joint venture company, which will be 50%-owned by Dial and 50%-owned by Henkel, will be based in Scottsdale, Ariz., and is expected to have products in the market by the end of this year.
	Under the terms of the 10-year agreement, Henkel will make all of its laundry technology available for new products. Dial will provide manufacturing, distribution, marketing and sales resources, and contribute the right to use its Purex trademark for enhanced products.
	"This joint venture is a key element in Dial's growth strategy for the future," said Mal Jozoff, Dial Chairman and Chief Executive Officer. "We are pleased to be partnering with Henkel, a world leader in product innovation. This joint venture offers Dial substantial long-term strategic and financial benefits while protecting our ability to continue to create shareholder value as an independent company. The Purex product line is one of the cornerstones of Dial's business. Combining Henkel's technology and financial resources with our strong Purex brand will enable us to expand beyond the value segment of the detergent market where we compete today.
By adding complementary, enhanced performance products to extend the current Purex product line, we believe we will create a new source of revenue in our laundry business. Meanwhile, our current Purex product line, which has grown strongly over the past year, is expected to continue its progress," Jozoff added.
	The joint venture is expected to have no effect on Dial's earnings per share this year and to be increasingly accretive thereafter.
	"We are very excited about this long-term alliance with Dial which builds on Henkel's already strong platform of consumer products in North America," said Dr. Klaus Morwind, Executive Vice President-Detergents for Henkel. "Applying our technological expertise to Dial's Purex products
- which already enjoy excellent consumer recognition - will give us unprecedented access to the highly competitive laundry products market in North America. Henkel also will benefit from Dial's existing manufacturing capacity, as well as its marketing, sales and distribution capabilities."
	Dial's partnership with Henkel is initially limited to the laundry products business in the United States and Canada. Henkel does not own any Dial shares and is not permitted to do so without Dial's prior approval.
"Both companies see this partnership as important to one area of our respective businesses, without changing either company's long-term strategic objectives," Jozoff said.
	The Dial Corporation, headquartered in Scottsdale, Ariz., is one of America's leading manufacturers of consumer products, including Dial soaps, Renuzit air fresheners, Purex laundry detergents, Armour Star canned meats and the Sarah Michaels, Freeman Cosmetics and Nature's Accents personal care brands. Dial products have been in the American marketplace for more than 100 years.
	Headquartered in Dusseldorf, Germany, Henkel KGaA is a global market leader in specialty chemicals and consumer products. Henkel is the number one producer of oleochemicals, adhesives and surface technologies worldwide, as well as Europe's second largest producer of detergents and household cleansers and a market leader in the European cosmetics and toiletries sector. Approximately 15% of Henkel's worldwide revenues are generated in the United States, but no U.S. revenues come from detergents. Henkel's preferred and ordinary shares are listed on the Frankfurt Stock Exchange, as well as on a number of other exchanges. In the United States, Henkel's ADRs, each equivalent to one Henkel ordinary share, trade over the counter under the symbol HENKY.
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